Exhibit 10.7

Res-Care, Inc.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of January 1, 2011, between RES-CARE, INC., a Kentucky corporation (the “Company”), and D. Ross Davison (the “Employee”).

WHEREAS, the Company recognizes that the Employee’s contribution to the growth and success of the Company has been substantial and wishes to offer the Employee a new employment agreement; and

WHEREAS, the Company and the Employee have reached agreement on the terms and conditions under which Employee will perform services for the Company, which agreement shall supersede in its entirety any prior employment agreement or other understandings between the Company and Employee.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1.                                      Employment as VP, Risk Management. As of the date hereof, the Employee shall serve as VP, Risk Management for the Company. The Employee shall, subject to the supervision and control of the President and Chief Executive Officer of the Company (“President”), or the President’s designee (the “Supervising Officer”), serve as the VP, Risk Management of the Company and perform such duties and exercise such powers over and with regard to the business of the Company, its subsidiaries, affiliates and their operations, and perform such other duties, and exercise such powers over and with regard to the business of the Company, its subsidiaries, affiliates and their operations as may be prescribed from time to time by the Supervising Officer or the President. Employee’s duties and responsibilities, post of duty, title and Supervising Officer may change from time to time by reason of changes in the needs of the Company. Employee shall devote Employee’s best efforts and all of Employee’s business time, energies and talents exclusively to the business of the Company and to no other business.

2.                                      Term. This Agreement shall have an initial term of three (3) years, commencing on the date of this Agreement (the “Commencement Date”) and ending on the date immediately prior to the third anniversary of the Commencement Date, subject to earlier termination only in accordance with the provisions of this Agreement (“Initial Term”). At the option of the Company, this Agreement may be extended for two (2) successive periods of one (1) year each (the “Additional Term(s)”) on the same terms and conditions. The Company’s option to extend this Agreement for any Additional Term shall be exercisable by written notice to Employee no later than thirty (30) days prior to the end of the Initial Term or the first effective Additional Term.

3.                                      Base Salary. The Company shall pay to the Employee an annual salary (the “Base Salary”),

which shall be $175,000.80 as of the date of this Agreement. The Base Salary may be adjusted from time to time for changes in the Employee’s responsibilities or for market adjustments as determined by Company management.

4.                                      Non-Equity Incentive Plan and/or Stock Option Plan. At the discretion of the Company, the Employee may be eligible for participation in a non-equity incentive plan and/or a stock option plan while employed by the Company. If eligible, the Employee will be notified by the Supervising Officer and participation in such plans will be governed not by this Agreement but by separate plan documents.

5.                           “At Will” Employment. Employment of Employee with the Company is “at-will” Notwithstanding the provisions of paragraph 2 hereof, the Company makes no express or implied commitment that Employee’s employment will have a minimum or fixed term, or that the Company may take adverse employment action only for “cause.” Employee’s employment is terminable at any time for any reason. Either the Employee or the Company may terminate the employment relationship at any time for any reason. However, Employee agrees to give the Company not less than 30 days prior written notice of Employee’s voluntary termination. Employee’s duties and responsibilities and Employee’s post of duty may change by reason of changes in the needs of the Company.

6.                           Disability, The Employee’s employment shall terminate hereunder at the earlier of (i) immediately upon the Company’s determination (conveyed by a notice to Employee) that the Employee is subject to a permanent disability, and (ii) the Employee’s absence from Employee’s duties hereunder for 180 days. “Permanent disability” for purposes of this Agreement shall mean the onset of a physical or mental disability which prevents the Employee from performing the essential functions of the Employee’s duties hereunder, which is expected to continue for 180 days or more, subject to any reasonable accommodation required by state and/or federal disability anti-discrimination laws, including, but not limited to, the Americans With Disabilities Act of 1990, as amended. During any period during which Employee is subject to a short-term disability as determined by the Company’s short-term disability program, and prior to termination by reason of permanent disability, Employee shall be compensated as provided in this paragraph 6. During any waiting period prior to receiving short or long-term disability payments, Employee shall be required to use available Paid Time Off (“PTO”). After available PTO is exhausted, Employee shall be required to use Emergency Leave Reserve (“ELR”) time. Once Employee has exhausted any available ELR, Employee shall continue to be paid Employee’s then current Base Salary until short-term disability payments to Employee commence under any plan or program then provided and funded by the Company. If the benefits payable under any such disability plan or program do not provide 100% replacement of the Employee’s installments of Base Salary during such period, Employee shall be paid at regular payroll intervals the difference between the periodic installments of Employee’s then current Base Salary that would have otherwise been payable and the disability benefit paid from such disability plan or program. Upon termination of employment, the above provisions of this paragraph 5 shall no longer apply.

7.                           Compensation upon Termination Without Cause. As additional consideration for the continuation of the noncompetition and confidentiality covenants of Employee in this Agreement and as separation pay, if the Employee’s employment is terminated without Cause (as defined in paragraph 11(f) of this Agreement) by the Company, the Employee shall receive installments of Employee’s then current Base Salary for (9) months after the Date of Termination (as defined in paragraph 11(e) hereof).

8.                           Other Termination. No pay continuation will be payable to Employee if Employee voluntarily terminates Employee’s employment with the Company or the Company terminates Employee’s employment for Cause or this Agreement or Employee’s employment is terminated for any reason other than by the Company without “Cause.”

9.                            Employee Covenants.

(a)        Acknowledgments. Employee acknowledges as follows:

(1)                                       Employee’s services hereunder are of a special, unique and extraordinary character and that Employee’s position with the Company places Employee in a position of confidence and trust with the operations of the Company, its subsidiaries and affiliates (collectively, the “Affiliated Companies”) and allows Employee access to Confidential Information (as defined in paragraph 11(c) hereof).

(2)                                       The Company has provided Employee with a unique opportunity as set forth in paragraph 1 above.

(3)                                       The nature and periods of the restrictions contained in this Agreement are fair, reasonable and necessary to protect and preserve for the Company the benefits of Employee’s employment hereunder.

(4)                                       The Affiliated Companies would sustain great and irreparable loss and damage if Employee were to breach any of such covenants.

(5)                                       The Affiliated Companies conduct and are aggressively pursuing the conduct of their Business (as defined in paragraph 11(b) of this Agreement) actively in and throughout the entire Territory (as defined in paragraph 11(a) of this Agreement).

(6)                                       The Territory is reasonably sized because the current Business of the Affiliated Companies is conducted throughout various geographic areas. The Affiliated Companies are aggressively pursuing expansion and new operations throughout such geographic area and the Affiliated Companies require the entire Territory for profitable operations.

(b)                     Non-Compete Covenant. Having acknowledged the statements in subparagraph (a) above Employee covenants and agrees with the Affiliated Companies that Employee will not, directly or indirectly, from the Commencement Date until the Date of Termination, and for a period of (9) months thereafter, directly or indirectly (i) offer employment to, hire, solicit, divert or appropriate to Employee or any other Person (as defined in paragraph 11(d) hereof), any business or services (similar in nature to the Business) of any Person who was an employee or an agent of any of the Affiliated Companies at any time during the last twelve (12) months of Employee’s employment hereunder; (ii) offer services to, solicit, divert or provide services to any Person that was a client or customer of any of the Affiliated

Companies at any time during the last twelve (12) months of Employee’s employment hereunder, or (iii) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time, directly or indirectly, engaged in the Business of the Affiliated Companies within the Territory. The Employee further agrees that from the Commencement Date until the Date of Termination, Employee will not undertake any planning for or organization of any business activity that would be competitive with the Business.

(c)                            Confidentiality and Non-disparagement Covenants. Having acknowledged the statements in subparagraph (a) above, Employee covenants that without limitation as to time, (i) commencing on the Commencement Date, Employee will not directly or indirectly disclose or use or otherwise exploit for Employee’s own benefit, or the benefit of any other Person, except as may be necessary in the performance of Employee’s duties hereunder, any Confidential Information, and (ii) commencing on the Date of Termination, Employee will not disparage or comment negatively about any of the Affiliated Companies, or their respective officers, directors, employees, policies or practices, and Employee will not discourage anyone from doing business with any of the Affiliated Companies and will not encourage anyone to withdraw their employment with any of the Affiliated Companies.

(d)                           Employee Certificates; Return of Company Property, Not less frequently than annually and upon the termination of Employee’s employment hereunder for any reason whatsoever, Employee shall promptly comply with Employee’s obligation to deliver a certificate (ResCare Annual Employment Re-Certification Eligibility Form), which certificate may be completed online in accordance with Company policy. Upon termination of Employee’s employment hereunder for any reason whatsoever, Employee shall promptly return to the Company any property of the Company or its subsidiaries then in Employee’s possession or control, including without limitation, any Confidential Information.

(e)                            Injunctive Relief, Invalidity of any Provision. Employee acknowledges that Employee’s breach of the provisions of paragraph 9 of this Agreement will result in irreparable injury to the Company and the Affiliated Companies and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, Employee agrees and consents that the Company and each of the Affiliated Companies in addition to all other remedies available to them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Employee of the Agreement. If any provision of this Agreement is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

10.                               Mutual Agreement to Arbitrate. Employee and the Company understand and agree that any existing or future dispute or claim arising out of or related to this Agreement,

Employee’s employment, or the termination of such employment, will be resolved by final and binding arbitration and that no other forum for dispute resolution will be available to either party, except as to those claims identified below. The decision of the arbitrator shall be final and binding on both parties and it shall be enforceable by any court having proper jurisdiction. The arbitration proceedings shall be conducted pursuant to the Federal Arbitration Act, and in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association or the Employment Arbitration Rules and Procedures adopted by Judicial Arbitration and Mediation Services (“JAMS”). Except as mutually agreed by the parties, the arbitration shall be conducted in Louisville, Kentucky, the location of the principal office of the Company. The arbitrator will have all the powers a judge would have in dealing with any question or dispute that may arise before, during and after the arbitration. Claims not covered by this agreement to arbitrate are:

(a)                     Claims under Title VII of the Civil Rights Act of 1964 or any tort related to or arising out of sexual assault or harassment, including assault and battery, intentional infliction of emotional distress, false imprisonment, or negligent hiring, supervision, or retention, and

(b)                     Claims for benefits under the workers’ compensation, unemployment insurance and state disability insurance laws.

The parties expressly agree that in such cases where equitable relief is sought, any hearing or trial on the merits of the action will occur in front of, and will be decided by, the arbitrator, who will have the same ability to order legal or equitable remedies as could a court of general jurisdiction. The Company agrees to bear the costs of the arbitrator’s fee and all other costs related to the arbitration, assuming such costs are not expenses that the Employee would be required to bear if bringing or defending the action in a court of law. The Employee and the Company shall each bear the fees and costs of their own attorneys, experts or other representatives incurred in connection with the arbitration, and the arbitrator will not have authority to award fees and costs unless a statute at issue in the dispute or other appropriate law authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys’ fees as permitted by the applicable statute or law.

11.         Definitions. For purposes of this Agreement:

(a)                            The “Territory” shall mean the fifty (50) states of the United States, the United States Virgin Islands, Puerto Rico and all the provinces of Canada.

(b)                            The “Business” of the Affiliated Companies shall mean the business of providing training or job placement services, youth treatment or services, home care or periodic services to the elderly, services to persons with mental retardation and other developmental disabilities, including but not limited to persons who have been dually diagnosed, services to persons with acquired brain injuries, or providing management and/or consulting services to third parties relating to any of the foregoing.

(c)                             “Confidential Information” shall mean any business information relating to the Affiliated Companies or to the Business (whether or not constituting a trade secret),

which has been or is treated by any of the Affiliated Companies as proprietary and confidential and which is not generally known or ascertainable through proper means.

(d)                                 The term “Person” shall mean an individual, a client, a partnership, an association, a corporation, a trust, an unincorporated organization, or any other business entity or enterprise.

(e)                                  The “Date of Termination” shall mean the effective date of termination from employment with the Company, for any reason.

(f)                                   “Cause” is defined as a termination for personal dishonesty, intentional misconduct, breach of fiduciary duty involving personal profit, failure to perform Employee’s duties hereunder, conviction of, or plea of nolo contendere to, any law, rule or regulation (other than traffic violations or similar offenses).

12.                         Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky, the location of the Company’s principal office.

13.                         Modification. This Agreement may be modified only in writing, expressly referencing this Agreement and Employee by name and signed by Employee and a Company representative.

14.                         Entire Agreement. This Agreement contains the entire agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including but not limited to any prior employment agreement.

15.                         Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery personally or upon deposit in the United States mail postage prepaid by registered or certified mail, return receipt requested, to the appropriate party or parties at the addresses shown (or at such other address as shall hereafter be designated by any party to the other parties by notice given in accordance with this paragraph). Notices addressed to the Company shall be sent to the attention of the President.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

D. Ross Davison
Employee Print Name

Home Address:

/s/ D. Ross Davison		6/15/11
Employee Signature		Date

By:	/s/ Ralph G. Gronefeld, Jr.	6/15/11
	Ralph G. Gronefeld, Jr.	Date
President and CEO
Res-Care, Inc.
9901 Linn Station Road
Louisville, Kentucky 40223